UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2013

CROSSROADS SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15331	74-2846643
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11000 North Mo-Pac Expressway

Austin, Texas 78759
(Address of principal executive offices)

(512) 349-0300
Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 7, 2013, the Board of Directors (the “Board”) of Crossroads Systems, Inc. (the “Company”) approved the Amended and Restated Bylaws (the “Restated Bylaws”). The Restated Bylaws became effective immediately upon their adoption. The Company adopted the Restated Bylaws to generally update the language thereof and to conform the provisions thereof to the Delaware General Corporate Law (the “DGCL”). The Amended and Restated Bylaws effect, among others, the following substantive changes: (i) a shortened timeliness requirement for notice of stockholder business proposals and nominations of directors at meetings of stockholders, (ii) a requirement for stockholders seeking to propose business or nominate a director at a stockholders’ meeting to provide enhanced disclosure to the Company, (iii) the option to provide notice of stockholders’ meetings by electronic transmission and (iv) the removal of a provision allowing loans to executives.

The description of the Restated Bylaws contained herein is qualified in its entirety by the Restated Bylaws, a copy of which are attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Crossroads Systems, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSROADS SYSTEMS, INC.

Date: November 7, 2013	By:	/s/ Jennifer Crane
Name: Jennifer Crane
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Crossroads Systems, Inc.